                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the registrant  [X]

Filed by a party other than the registrant  [   ]

Check the appropriate box:

[ ] Preliminary proxy statement         [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
[X]   Definitive proxy statement            Rule 14a-6(e)(2))

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                    Diamond Technology Partners Incorporated
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X]   No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      [ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing party:

      (4)   Date filed:

                        DIAMOND TECHNOLOGY PARTNERS LOGO

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                           875 NORTH MICHIGAN AVENUE
                                   SUITE 3000
                            CHICAGO, ILLINOIS 60611

                            NOTICE OF ANNUAL MEETING

     The Annual Meeting of Stockholders of Diamond Technology Partners Incorporated (the "Company") will be held at 3:00 p.m. (CDT) on Monday, August 3, 1998 at The John Hancock Center, 96th Floor, Gold Coast Room, 875 North Michigan Avenue, Chicago, Illinois, for the purpose of:

     1. Electing two directors to serve until the Annual Meeting of Stockholders of the Company in 2001.

     2. Approving the Diamond Technology Partners Incorporated 1998 Equity Incentive Plan.

     3. Confirming the appointment of KMPG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending March 31, 1999.

     4. Transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on June 19, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     We encourage you to attend the Annual Meeting in person or to vote your shares by proxy. PLEASE PROMPTLY FILL OUT, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend and vote in person.

                                          Christopher J. Moffitt
                                          Secretary

July 10, 1998

     THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED MARCH 31, 1998 IS BEING MAILED TO STOCKHOLDERS CONCURRENTLY HEREWITH. THE ANNUAL REPORT CONTAINS FINANCIAL AND OTHER INFORMATION ABOUT THE COMPANY, BUT IS NOT INCORPORATED INTO THE PROXY STATEMENT AND IS NOT DEEMED TO BE A PART OF THE PROXY SOLICITING MATERIAL.

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                           875 NORTH MICHIGAN AVENUE
                                   SUITE 3000
                            CHICAGO, ILLINOIS 60611

                                PROXY STATEMENT
                                    FOR THE
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 3, 1998

     This Proxy Statement is furnished in connection with the solicitation by the directors of Diamond Technology Partners Incorporated, a Delaware corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders to be held on August 3, 1998 (the "Annual Meeting") at The John Hancock Center, 96th Floor, Gold Coast Room, 875 North Michigan Avenue, Chicago, Illinois. This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about July 10, 1998.

     If the enclosed form of proxy is executed and returned, the shares represented by them will be voted as directed on all matters properly coming before the Annual Meeting for a vote. The proxies may be revoked at any time prior to their exercise by giving notice to the Company in writing or by a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Stockholders of record at the close of business on June 19, 1998 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 9,129,550 shares of Class A Common Stock, par value $0.001 per share ("Class A Common"), and 4,126,158 shares of Class B Common Stock, par value $0.001 per share ("Class B Common" and, together with the Class A Common, the "Common Stock"). Each share of Class A Common is entitled to one vote for a nominee for each of the two directorships to be filled and one vote on each other matter brought before the Annual Meeting. Each share of Class B Common is entitled to five votes for each such nominee and five votes on each other matter brought before the Annual Meeting. The shares of Class B Common will be voted by Melvyn E. Bergstein, Chief Executive Officer of the Company, pursuant to an irrevocable proxy granted to Mr. Bergstein by the holders of Class B Common.

     At the Annual Meeting, in accordance with Delaware law and the Company's By-Laws, the inspectors of election appointed by the Board of Directors for the Annual Meeting shall determine the presence of a quorum and shall tabulate the results of stockholder voting. As provided by Delaware law and the Company's By-Laws, the holders of a majority of the Company's stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, shall constitute a quorum for such meeting. The inspectors of election will treat properly executed proxies marked "abstain" as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting. Such inspectors shall also treat proxies held in "street name" by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes") as "present."

     Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting. In accordance with Delaware law, nominees for election as directors receiving the greatest number of votes will be elected directors. In accordance with Delaware law and the Company's By-Laws, the holders of a majority of the voting power of shares of the Company's stock which has voting power present in person or by proxy, and which is actually voted, shall decide any other proposal which is brought before the Annual Meeting. As a result, abstentions in respect of any proposal and broker non-votes will not be counted for purposes of determining whether such proposal has received the requisite approval by the Company's stockholders.

     In accordance with Delaware law and the Company's By-Laws, the Company may, by a vote of the stockholders, adjourn the Annual Meeting to a later date or dates, without changing the record date. If the Company were to determine that an adjournment were desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

                           BUSINESS TO BE TRANSACTED

     The Board of Directors will present three proposals to the stockholders of the Company at the Annual Meeting. Information concerning the first proposal, "Election of Directors", is found on pages 2-3 of this Proxy Statement. Information concerning the second proposal, "Approval of the Diamond Technology Partners Incorporated 1998 Equity Incentive Plan" is found on pages 12-16. Information concerning the third proposal, "Confirmation of Appointment of Independent Auditors", is found on page 16 of this Proxy Statement.

1. ELECTION OF DIRECTORS

     IDENTIFICATION OF DIRECTORS

     The incumbent directors of the Company are as follows:

                  NAME                     AGE                    POSITIONS
                  ----                     ---                    ---------
Melvyn E. Bergstein(1)...................  56     Chairman of the Board of Directors,
                                                  Chief Executive Officer and President
Christopher J. Moffitt(2)(5).............  43     Senior Vice President, Secretary and
                                                  Director
Michael E. Mikolajczyk(3)................  46     Senior Vice President, Chief Financial
                                                  and Administrative Officer, Treasurer and
                                                  Director
James C. Spira(2)(4).....................  55     Senior Vice President and Director
Donald R. Caldwell(3)(4)(5)..............  52     Director
Edward R. Anderson(2)(5).................  51     Director
John D. Loewenberg(1)(4).................  58     Director
Alan C. Kay(3)...........................  58     Director

-------------------------
(1) Term expires as of the 1998 Annual Meeting of Stockholders

(2) Term expires as of the 1999 Annual Meeting of Stockholders

(3) Term expires as of the 2000 Annual Meeting of Stockholders

(4) Member of the Audit Committee

(5) Member of the Compensation Committee

     NOMINEES

     It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees identified below to serve as directors for a term of three years and until their successors are elected, unless contrary instructions are received. All of the nominees listed below presently serve as directors of the Company. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, such shares will be voted for such other person as the proxy holders may select.

Melvyn E. Bergstein...........   Mr. Bergstein co-founded the Company in January
                                 1994 and has served as its Chairman, Chief
                                 Executive Officer and President since that time. Effective July 1, 1998, Mr. Bergstein vacated the office of President in favor of Michael E. Mikolajczyk. Prior to co-founding the Company, Mr. Bergstein held several senior executive positions with Technology Solutions
                                 Company from 1991 to 1993. Prior to that time
                                 Mr. Bergstein held several senior positions with other consulting firms, including twenty-one years in various positions with the Arthur Andersen & Co.'s consulting division
                                 (now Andersen Consulting). Mr. Bergstein serves on the board of directors of Integrated Systems
                                 Consulting Group, Inc.

John D. Loewenberg............   Mr. Loewenberg is currently managing partner
                                 and a consultant with JDL Enterprises, a consulting firm. Previously, Mr. Loewenberg was an executive vice president and chief operating officer of Connecticut Mutual from May 1995 through 1996. Prior to joining Connecticut
                                 Mutual, Mr. Loewenberg held several senior management positions with Aetna Life and Casualty and its affiliates. Mr. Loewenberg was chairman of Precision Systems, Inc. until April
                                 1996 and is a director of CompuCom Systems, Inc., Sanchez Computer Associates, Inc.,
                                 DocuCorp International, Inc., and Sherwood
                                 International, PLC-United Kingdom. Mr.
                                 Loewenberg has been a director of the Company since October 1996.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MELVYN
E. BERGSTEIN AND JOHN D. LOEWENBERG AS DIRECTORS OF THE COMPANY.

     DIRECTORS CONTINUING IN OFFICE

     The following directors' terms in office continue beyond the 1998 Annual Meeting of stockholders:

Edward R. Anderson............   Mr. Anderson has been a director of the Company
                                 since June 1994, and has been president, chief executive officer and a director of CompuCom
                                 Systems, Inc. since January 1994. He joined
                                 CompuCom as chief operating officer in August
                                 1993. From 1988 to 1993, Mr. Anderson served as president and chief operating officer of ComputerLand USA. Prior to that time, Mr.
                                 Anderson held executive and management
                                 positions with The Computer Factory, W.R Grace
                                 & Company, and American Express Company. Mr.
                                 Anderson is also a member of the board of directors of The M/A/R/C Group.

Donald R. Caldwell............   Mr. Caldwell has been a director of the Company
                                 since June 1994 and has been the president and chief operating officer of Safeguard
                                 Scientifics, Inc. since February 1996 and a director of Safeguard since May 1996. Mr.
                                 Caldwell was an executive vice president of Safeguard from December 1993 to February 1996.
                                 Prior to such time, Mr. Caldwell was the president of Valley Forge Capital Group, Ltd.
                                 from April 1991 to December 1993. Prior to that time, Mr. Caldwell held various executive and management positions with a predecessor company of Cambridge Technology Partners
                                 (Massachusetts), Inc. and Arthur Young & Co. (a predecessor to Ernst & Young, LLP). Mr.
                                 Caldwell currently serves on the boards of directors of Integrated Systems Consulting
                                 Group, Inc., CompuCom Systems, Inc., and Quaker
                                 Chemical Company, in addition to numerous privately held companies and other civic organizations.

Alan C. Kay...................   Dr. Kay has been a director of the Company
                                 since June 1996 and is currently vice president of research and development for Walt Disney
                                 Imagineering, Inc. and is a Disney fellow. From
                                 1984 to 1996, Dr. Kay was an Apple fellow at Apple Computer, Inc. Prior to that time, Dr.
                                 Kay held scientific positions at Atari
                                 Corporation and the Xerox Palo Alto Research
                                 Center. He was a research associate and
                                 lecturer in computer science at Stanford
                                 University from 1969-1971.

Michael E. Mikolajczyk........   Mr. Mikolajczyk joined the Company in April
                                 1994 and has served as Senior Vice President, Chief Financial and Administrative Officer and a member of its Board of Directors since that time. Effective July 1, 1998, Mr. Mikolajczyk became President of the Company. From 1993 to 1994, he served as senior vice president of finance and administration and chief financial officer for Technology Solutions Company. Prior to that time, he held several senior financial positions at MCI Telecommunications
                                 Corporation.

Christopher J. Moffitt........   Mr. Moffitt co-founded the Company in January
                                 1994 and has served as Senior Vice President, Secretary and a member of the Board of Directors of the Company since that time. From
                                 1988 to 1993, he served as senior vice
                                 president of Technology Solutions Company.
                                 Prior to that time, Mr. Moffitt held several consulting and senior technology positions with Arthur Young (a predecessor to Ernst & Young
                                 LLP), Neiman Marcus and Electronic Data
                                 Systems.

James C. Spira................   Mr. Spira joined the Company in November 1995
                                 and has served as Senior Vice President since that time. He became a member of its Board of Directors in February 1996. From 1991 to 1995,
                                 Mr. Spira was a group vice president of the Tranzonic Companies, Inc. Prior to that time,
                                 Mr. Spira served as the president and chief executive officer of Cleveland Consulting
                                 Associates, a firm that he founded in 1974. Mr.
                                 Spira serves on the board of directors of CIBER, Inc., and American Greetings, Inc.

     DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee, which has authority to review and recommend to the Board internal accounting and financial controls for the Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of financial statements. The Audit Committee was established on February 18, 1997 and met twice during fiscal 1998. The Board of Directors also has a Compensation Committee, which has authority to review and recommend to the Chief Executive Officer and the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of employee benefit plans, except for stock option plans. The Compensation Committee was established on February 18, 1997 and met informally during fiscal 1998. All decisions regarding managerial employee compensation were reviewed with, and made, by the Board of Directors as a whole. The Company's By-Laws provide that a majority of the Compensation Committee shall consist of members of the Board of Directors who are not officers or employees of the Company or any subsidiary of the Company. The Board of Directors has no Nominating Committee.

     The Board of Directors held four meetings in fiscal 1998. All of the directors attended at least 75 percent of the total meetings held by the Board of Directors and by the committees on which they served during fiscal 1998.

     COMPENSATION OF DIRECTORS

     Directors receive no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings of the Board of Directors and its committees. Directors who are not employees of the Company or of Safeguard Scientifics, Inc. ("Safeguard") are granted options to purchase Class A Common of the Company at the discretion of the Board of Directors. The exercise price of each option is equal to the fair market value of the shares on the date of grant. The options vest over periods ranging from three to five years and have terms ranging from five years to seven years. During fiscal \1998, the Company granted stock options to purchase 10,000 shares of Class A Common at $14.40 per share to Mr. Loewenberg. See "Stock Options -- Option Grants in Last Fiscal Year" for option grants to the employee directors of the Company.

     COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information concerning compensation paid or accrued in fiscal years 1996, 1997 and 1998 with respect to the Company's Chief Executive Officer and all of its other executive officers at March 31, 1998 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                            ANNUAL COMPENSATION(1)            AWARDS--
                                      -----------------------------------    SECURITIES
                             FISCAL                          OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY      BONUS     COMPENSATION     OPTIONS      COMPENSATION(2)
---------------------------  ------    ------      -----     ------------    ----------    ---------------
Melvyn E. Bergstein.......    1998    $506,250    $300,000           --        47,603          $8,550
Chairman, Chief Executive     1997     503,125          --           --            --           8,550
Officer, and President        1996     480,000          --     $127,207(3)         --           5,472
Michael E. Mikolajczyk....    1998     400,000     240,000                     36,962           3,306
Senior Vice President,        1997     383,333          --           --        37,528           3,306
Chief Financial and           1996     360,000          --       92,548(4)     16,500           1,938
Administrative Officer and
Treasurer
Christopher J. Moffitt....    1998     450,000     270,000           --        42,283           1,938
Senior Vice President and     1997     431,250          --           --            --           1,938
Secretary                     1996     400,000          --      105,630(5)         --           1,938
James C. Spira............    1998     460,400     270,000           --        12,483           8,550
Senior Vice President         1997     479,169          --           --            --           5,472
                              1996     208,789(6)       --           --        74,250             456

-------------------------
(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Officers which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits, securities or property received by the Named Officers which do not exceed the lesser of $50,000 or 10% of the aggregate of any such Named Officer's salary in the fiscal year.

(2) Represents excess group life insurance premiums paid in the respective year.

(3) Includes $120,000 of deferred compensation earned but not paid during the year ended March 31, 1996 and $7,207 of interest on such cumulative amounts.

(4) Includes $90,000 of deferred compensation earned but not paid during the year ended March 31, 1996 and $2,548 of interest on such cumulative amounts.

(5) Includes $100,000 of deferred compensation earned but not paid during the year ended March 31, 1996 and $5,630 of interest on such cumulative amounts.

(6) Represents a partial year as Mr. Spira joined the Company in November 1995.

     EMPLOYMENT AGREEMENTS

     The Company entered into Employment Agreements with Mr. Bergstein, Mr. Moffitt, Mr. Mikolajczyk and Mr. Spira that provide for annual salaries and bonuses of up to 120% of annual salaries for the fiscal year ended March 31, 1998. The annual salaries are subject to annual reviews. The Employment Agreements are terminable at any time by either party and contain non-competition provisions, which last for 18 months following cessation of employment with the Company. In addition, the Employment Agreements prohibit the individuals from disclosing any of the Company's confidential information and require the individuals to disclose to the Company, and to grant ownership to the Company all ideas, inventions and business plans developed during the course of employment to the extent they relate to the business of the Company, result from work performed for the Company or result from use of any of the Company's property. For the fiscal year ended March 31, 1998, Mr. Bergstein's agreement provides for an annual salary of $500,000; Mr. Moffitt's agreement provides for an annual salary of $450,000; Mr. Mikolajczyk's agreement provides for an annual salary of $400,000; and Mr. Spira's agreement provides for an annual salary of $450,000.

     STOCK OPTIONS

     The following table provides information on stock options granted by the Company in fiscal 1998 to the Named Officers. All Company option grants depicted below were made pursuant to the Company's Amended and Restated 1994 Stock Option Plan and 1998 Equity Incentive Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF
                               NUMBER OF     PERCENT OF                                   STOCK PRICE
                                 SHARES     TOTAL OPTIONS                                APPRECIATION
                               UNDERLYING    GRANTED TO     EXERCISE                  FOR OPTION TERMS(2)
                                OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   ---------------------
            NAME               GRANTED(1)    FISCAL YEAR      SHARE        DATE         5%          10%
            ----               ----------   -------------   ---------   ----------      --          ---
Melvyn E. Bergstein..........    47,603           3%         $21.45     3/11/2005    $415,684    $968,720
Michael E. Mikolajczyk.......    36,962           2%         $21.45     3/11/2005    $322,763    $752,176
Christopher J. Moffitt.......    42,283           3%         $21.45     3/11/2005    $369,228    $860,458
James C. Spira...............    12,483           1%         $21.45     3/11/2005    $109,005    $254,029

-------------------------
(1) Consists of two grants of options to purchase Class B Common, vesting incrementally with 10%, 15%, 25%, 25% and 25% of the option vesting on the first through fifth anniversaries or second through sixth anniversaries of the date of grant, respectively. The options are not transferable in any way other than upon the death of the employee. Shares issued upon the exercise of these options are subject to the terms and restrictions contained in the Voting and Stock Restriction Agreement. See "Voting and Stock Restriction Agreement."

(2) The amounts shown are calculated assuming that the Common Stock market value was equal to the exercise price per share as of the date of grant of the options. The dollar amounts under these columns assume a compounded annual market price increase for the underlying shares of the Common Stock from the date of grant to the end of the option term of 5% and 10%. This format is prescribed by the Securities and Exchange Commission and is not intended to forecast future appreciation of shares of the Common Stock. The actual value, if any, a Named Officer may realize will depend on the excess of the market price for shares of the Common Stock on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the value realized by a Named Officer will be at or near the value estimated above.

     The following table sets forth information concerning options exercised during fiscal 1998 and the number and the hypothetical value of certain unexercised options of the Company held by the Named Officers as of March 31, 1998. This table is presented solely for purposes of complying with the Commission rules and does not necessarily reflect the amounts the optionees will actually receive upon any sale of the shares acquired upon exercise of the options.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                    OPTIONS AT                      OPTIONS AT
                                  SHARES                          MARCH 31, 1998                  MARCH 31, 1998
                                 ACQUIRED       VALUE      ----------------------------    ----------------------------
            NAME                ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                -----------    --------    -----------    -------------    -----------    -------------
Melvyn E. Bergstein.........        --            --             --          47,603               --        $276,097
Michael E. Mikolajczyk......        --            --         26,804          64,187         $668,858         914,260
Christopher J. Moffitt......        --            --             --          42,283               --         245,241
James C. Spira..............        --            --         18,564          68,169           77,598         305,169

     REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") was established on February 18, 1997 and did not have any formal meetings to consider executive officer compensation for the fiscal year ended March 31, 1998. The functions of the Compensation Committee were carried out by the full Board of Directors. The Board of Directors has furnished the following report on executive compensation:

                        REPORT ON EXECUTIVE COMPENSATION

          The compensation of the Named Officers and all other executive officers was determined in accordance with the Partners' Operating Agreement and the Partners' Compensation Program, under which the officers' compensation was approved by the Company's Management and Management Compensation Committees, each of which is a non-board committee composed of Partners, and by the Board of Directors. The purpose and design of this structure is to provide a combination of base salary, bonus and equity to the Company's Partners that will link individual rewards to the Company's success, motivate teamwork, encourage the Partners to maintain equity interests in the Company and reward individual performance. Each of the Company's officers is a Partner.

          Base salaries are established on the basis of the officers' experience and contributions to the Company. Bonuses are based on the Company's achievement of certain targets established in its annual business plan. The Partners' Compensation Program provides that a portion of the bonus will be paid in cash and that a portion will be distributed as equity -- either restricted stock, stock appreciation rights or stock options. The Named Officers, as Partners, share in a bonus pool established pursuant to a formula that first provides for a return on revenue and for bonuses to non-Partner employees. Target bonuses for all Partners, as a percentage of base salary, are established prior to the fiscal year in which they take effect.

     CEO COMPENSATION

          Mr. Bergstein's salary for the year ended March 31, 1998 was $506,250, plus a bonus of $300,000, as compared to $503,125 for the prior fiscal year. Mr. Bergstein's compensation was based on his leadership of the Company, the Company's dramatic growth since being founded in early 1994, his contributions to recruiting key employees, directors and advisory board members, and his contribution to the revenues of the Company by attracting significant clients and by actively participating in serving the Company's clients. As with all other Partners, Mr. Bergstein's compensation as Chief Executive Officer is subject to the approval of the Management Committee, the Management Compensation Committee, the Partners and the Board of Directors. The Board of Directors believes his compensation to be reasonable.

     POLICY ON QUALIFYING COMPENSATION

          Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not "performance-based" as defined in Section 162(m). In order for incentive compensation to qualify as "performance-based" compensation under Section 162(m), the Company's discretion to grant awards must be strictly limited. The Board of Directors believes that the benefit to the Company of retaining the ability to exercise discretion under the Company's incentive compensation plans outweighs the limited risk of loss of tax deductions under Section 162(m). Therefore, the Company does not currently intend to seek to qualify its incentive compensation plans under Section 162(m).

                                          By the Board of Directors:

                                            Edward R. Anderson
                                            Melvyn E. Bergstein
                                            Donald R. Caldwell
                                            Alan C. Kay
                                            John D. Loewenberg
                                            Michael E. Mikolajczyk
                                            Christopher J. Moffitt
                                            James C. Spira

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Mr. Anderson, Mr. Caldwell and Mr. Moffitt. Mr. Moffitt is a Named Officer of the Company. None of the Named Officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company. The Compensation Committee, however, was established on February 18, 1997 and did not have any formal meetings to consider executive officer compensation for the fiscal year ended March 31, 1998. For fiscal 1998, recommendations concerning the aggregate compensation of all of the Company's Partners (including its Named Officers) (as designated by the Company) were made to the Board of Directors by the Company's Chief Executive Officer and the Company's Management Committee, and decisions regarding such compensation were made by the full Board of Directors. The Management Committee is a non-board operating committee which has been established by the Company pursuant to the terms of the Partners' Operating Agreement. Pursuant to the terms of the Partners' Operating Agreement, allocations among the Company's Partners (including its executive officers) were made by the Management Committee upon approval of the aggregate amount of such compensation by the Board of Directors and the approval of the actual allocations by at least seventy percent of the Company's Partners. See "Partners' Operating Agreement" on page 12.

     STOCK PRICE PERFORMANCE PRESENTATION

     The following graph compares the Company's total annual stock price performance on Class A Common against the total stock price performance of the Nasdaq Market Index and the Russell 2000 Index for the periods indicated. The Company does not believe that there is a representative published industry or line-of-business index or a representative industry peer group of public companies against which to measure the Company's stock price performance. Therefore, under Securities and Exchange Commission regulations, the Company has selected the Russell 2000 Index, an index of companies with similar market capitalization to the Company, to use as a representative peer group. The graph presents the year-end value of a $100 investment on February 25, 1997, in the Company's Class A Common at the $5.50 initial offering price and in each of the Nasdaq Market Index and the Russell 2000 Index and assumes the reinvestment of dividends, if any.

                                         Diamond
                                       Technology
        Measurement Period              Partners                               Nasdaq Market
      (Fiscal Year Covered)           Incorporated      Russell 2000 Index         Index
2/25/97                                  100.00               100.00              100.00
3/31/97                                  109.09                95.28               93.54
3/31/98                                  495.45               135.29              141.36

     Set forth in the following table is the indicated information as of May 31, 1998, with respect to (1) each person who is known to the Company to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to the Company to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by the directors, and the Named Officers and all executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") which provide, among other things, that (a) a person is deemed to be the beneficial owner of Class A Common or Class B Common if such person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within sixty days of the date of the indicated information (July 30, 1998) and (b) when two or more persons agree to act together for the purpose of holding, voting or disposing of Class B Common, the group formed thereby is deemed to be a person which has acquired beneficial ownership of all Class B Common beneficially owned by each member of the group. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                                        NUMBER OF   PERCENT OF
NAME AND ADDRESS                                              CLASS(2)   SHARES      CLASS(3)
----------------                                              --------  ---------   ----------
Melvyn E. Bergstein, individually(1)(4).....................  Class A     159,288       1.7%
                                                              Class B     507,880      12.3
Melvyn E. Bergstein, as proxyholder.........................  Class A          --        --
                                                              Class B   3,610,036      87.7
Safeguard Scientifics, Inc.(5)..............................  Class A   1,035,035      11.0
800 The Safeguard Building                                    Class B          --        --
435 Devon Park Drive
Wayne, PA 19087
Christopher J. Moffitt(1)(6)................................  Class A      40,270        **
                                                              Class B     282,117       6.9
Michael E. Mikolajczyk(1)(7)................................  Class A       3,788        **
                                                              Class B     467,925      11.3
James C. Spira(1)(8)........................................  Class A      29,588        **
                                                              Class B     179,081       4.3
John D. Loewenberg(9).......................................  Class A      16,800        **
                                                              Class B          --        --
Alan Kay(10)................................................  Class A      44,001        **
                                                              Class B          --        --
Donald R. Caldwell(11)......................................  Class A      46,517        **
                                                              Class B          --        --
Edward R. Anderson(12)......................................  Class A      18,920        **
                                                              Class B          --        --
All executive officers and directors as a group (8            Class A     359,172       3.9
  persons)(13)..............................................
                                                              Class B   4,169,884     100.0

-------------------------
 **  Less than 1% of the class outstanding

 (1) The address of each of Messrs. Bergstein, Moffitt and Mikolajczyk is 875 North Michigan Avenue, Suite 3000, Chicago, Illinois 60611.

 (2) In the event that any share of Class B Common is transferred to any party other than a "Permitted Holder" (an employee of the Company or the Company) or if a beneficial or record holder of a share of Class B Common Stock ceases to be a Permitted Holder, the share is automatically and immediately converted into a share of Class A Common. Shares of Class A Common may not be converted into shares of Class B Common.

 (3) Solely for the purpose of determining beneficial ownership herein, the number of shares of Common Stock deemed outstanding as of May 31, 1998 (i) assumes 9,130,415 shares of Class A Common and 4,117,916 shares of Class B Common were outstanding as of such date, and (ii) includes additional shares of Common Stock issuable pursuant to options or warrants held by such owner which may be exercised within 60 days after May 31, 1998 ("presently exercisable options"), as set forth below.

 (4) Excludes 199,880 shares of Class A Common held in trust for certain members of the Bergstein family.

 (5) Includes a warrant which is presently exercisable for 241,182 shares of Class A Common. The warrant and all shares of Class A Common are held of record by Safeguard Scientifics (Delaware), Inc., a privately held subsidiary of Safeguard. Excludes all shares of Common Stock owned by Cambridge Technology Partners (Massachusetts), Inc. of which Safeguard owns approximately 21% of the voting securities. See "Certain Relationships and Related Transactions" below.

 (6) Mr. Moffitt has granted Mr. Bergstein all voting rights with respect to these shares pursuant to an irrevocable proxy. Excludes 84,250 shares of Class A Common held in trust for certain members of the Moffitt family.

 (7) Mr. Mikolajczyk has granted Mr. Bergstein all voting rights with respect to these shares pursuant to an irrevocable proxy. Includes 33,404 shares of Common Stock issuable pursuant to presently exercisable options. Excludes 41,250 shares of Class A Common held in trust for certain members of the Mikolajczyk family.

 (8) Mr. Spira has granted Mr. Bergstein all voting rights with respect to these shares of Common Stock pursuant to an irrevocable proxy. Includes 18,564 shares of Common Stock issuable pursuant to presently exercisable options.

 (9) Includes 3,300 shares of Class A Common issuable pursuant to presently exercisable options.

(10) Consists of 44,001 shares of Class A Common issuable pursuant to presently exercisable options.

(11) Excludes all shares of Common Stock beneficially owned by Safeguard. Mr. Caldwell serves as president and chief operating officer of Safeguard. Mr. Caldwell disclaims beneficial ownership of such shares.

(12) Includes 3,300 shares of Class A Common issuable pursuant to presently exercisable options. Excludes 4,000 shares of Class A Common held in trust for certain members of the Anderson family.

(13) All holders of Class B Common have granted to Mr. Bergstein the right to vote such shares pursuant to the terms of irrevocable proxies. As of May 31, 1998 includes 3,610,036 shares of Class B Common subject to such proxies. Includes in the aggregate 50,601 shares of Class A Common and 51,968 shares of Class B Common issuable pursuant to presently exercisable options held by all Directors and Named Officers.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company entered into a $2.0 million subordinated loan agreement with Safeguard Scientifics, Inc. ("Safeguard") on November 8, 1996 for general working capital purposes. In connection with this loan, the Company issued warrants to Safeguard for the purchase of 526,597 shares of the Company's Common Stock at $5.50 per share. The loan had a maturity date of November 1, 2001 but was required to be repaid in full upon the consummation of the initial public offering of Class A Common in April 1997. The Company repaid this loan on April 11, 1997 with proceeds from the initial public offering. On January 31, 1997 Safeguard transferred warrants to purchase 241,182 shares of Class A Common to Technology Leaders L.P. and Technology Leaders Offshore C.V., affiliates of Safeguard ("Technology Leaders"), and warrants to purchase 44,233 shares of Class A Common to CIP Capital L.P., an affiliate of Safeguard. The rights granted under the warrants expire on November 1, 2001. Technology Leaders exercised their warrants and sold all of their shares of Class A Common in connection with the public offering of Class A Common in April 1998.

     PARTNERS' OPERATING AGREEMENT

     Certain employees of the Company are internally designated as "Partners." The designation does not refer to a partner of a general or limited partnership. All of the Partners of the Company have agreed to be bound by the Partners' Operating Agreement. Each individual proposed to be hired as, or promoted to, a Partner, must agree to become bound by and a party to the Partners' Operating Agreement. The Partners' Operating Agreement provides for, among other things:
(i) nomination procedures for the nomination of candidates to the office of Chief Executive Officer; (ii) procedures for the removal and retention of the Chief Executive Officer; (iii) procedure for the admission and removal of Partners; and (iv) the compensation of management personnel. In addition, the Partners' Operating Agreement provides that the Chief Executive Officer must be selected from among the Partners pursuant to the procedures set forth in such Agreement, subject to the right of the Company's Board of Directors to veto any such person nominated by the Partners. The Chief Executive Officer may be removed by the Board of Directors or for certain other specified reasons.

     VOTING AND STOCK RESTRICTION AGREEMENT

     Each employee-stockholder and certain other stockholders of the Company have agreed to be bound by the Second Amended and Restated Voting and Stock Restriction Agreement dated as of August 4, 1997 (the "Voting and Stock Restriction Agreement"). Any employee considering purchasing shares of the Class B Common from the Company must agree to become bound by and a party to the Voting and Stock Restriction Agreement (to the extent not already bound).

     The Voting and Stock Restriction Agreement provides for, among other things: (i) the grant of a proxy by each employee-stockholder of the Company to the Chief Executive Officer of the Company conveying the right to vote their shares of Class B Common; (ii) rights of first offer of the Company to purchase shares of Class B Common offered by employee-stockholders; (iii) certain rights of first offer of the Company to purchase shares of Common Stock offered by certain shareholders including Safeguard, CIP Capital L.P. and Cambridge Technology Partners (Massachusetts), Inc.; and (iv) restrictions on the transferability of the certain shares of Common Stock.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and Nasdaq. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon its review of the copies of Section 16(a) forms received by it, and upon written representations from reporting persons concerning the necessity of filing a Form 5 -- Annual Statement of Changes in Beneficial Ownership, the Company believes that, during fiscal 1998, all filing requirements applicable for reporting persons were met.

2. APPROVAL OF THE DIAMOND TECHNOLOGY PARTNERS INCORPORATED
   1998 EQUITY INCENTIVE PLAN

     The Board of Directors has determined that, in order to give the Company the ongoing flexibility to attract and retain the management and employee talent necessary for the Company's continued success, selected managers, including directors and officers, and employees should be granted equity-based incentive compensation awards.

     The Board of Directors has approved the Diamond Technology Partners Incorporated 1998 Equity Incentive Plan (the "Plan") pursuant to which the Company's Management Committee may grant incentive awards in the form of stock options, stock appreciation rights and stock. The Plan authorizes 3,500,000 shares of Class B Common (including the Class A Common Stock into which such Class B Common may be converted, the "Stock") to be issuable or transferable pursuant to awards. The number of shares of Stock to be issuable or transferrable under the Plan may be increased by any shares represented by awards made pursuant to or taken into account under the 1994 Stock Option Plan that have been forfeited, expired, canceled or settled without issuance of shares.

     Certain awards of stock options and stock have been made with the approval of the Company's Management Committee in March 1998 (the "March 1998 Awards"). For purposes of the following disclosure, the dollar value of the stock options that are part of the March 1998 Awards is zero because the exercise price of such stock options is the Fair Market Value at the date of grant. The stock awards are valued at the Fair Market Value at the date of the awards. The total number of shares constituting the March 1998 Awards (including shares underlying stock options) was 1,202,550. The aggregate dollar value of the Company's stock awards in connection with the March 1998 Awards was $1,041,033. The March 1998 Awards were made as follows:

                                                                              SHARES SUBJECT
                                                                VALUE OF         TO STOCK
NAME                                          STOCK AWARDS    STOCK AWARDS    OPTION AWARDS
----                                          ------------    ------------    --------------
Melvyn E. Bergstein.........................      2,797         $ 59,996           47,603
Michael E. Mikolajczyk......................      2,238           48,005           36,962
Christopher J. Moffitt......................      2,517           53,990           42,283
James C. Spira..............................      2,517           53,990           12,483
All current executive officers as a group...     10,069          215,981          139,331
All current directors who are not executive
  officers as a group.......................         --               --               --
All employees other than executive officers
  as a group................................     38,464          825,052        1,014,686

The March 1998 Awards were intended to be made pursuant to the Plan, and therefore stockholder approval of the Plan includes approval of the March 1998 Awards thereunder.

     Assuming a quorum is present, the affirmative vote of the holders of a majority of Common Stock present, whether in person or represented by proxy, and voting will be required to approve the Plan. The Plan will become effective on the date it is approved by the stockholders.

                   SUMMARY OF THE 1998 EQUITY INCENTIVE PLAN

     A summary of the Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

     The primary purpose of the Plan is to promote the long-term success of the Company and its stockholders by strengthening the Company's ability to attract and retain highly competent executives, partners and other selected employees and to provide a means to encourage stock ownership and proprietary interest in the Company.

     Any employee of (i) the Company, (ii) any entity that is directly or indirectly controlled by the Company or (iii) any entity in which the Company has a significant equity interest shall be eligible to receive one or more awards under the Plan. Any Directors of the Company who are not employed by the Company will be considered "employees" eligible to receive awards under the Plan, but only for purposes of nonqualified stock options. As of May 31, 1998, the Company had 233 employees.

     Under the Plan, participants may receive stock options, stock appreciation rights ("SARs") or stock awards, as discussed in greater detail below. The Management Committee will approve the type or types of awards to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of the Company, including the plan of any acquired entity.

     SARs. An SAR generally represents a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted, as set forth in the applicable award agreement. "Fair Market Value," for all purposes of the Plan, shall mean the average of the closing price of a share of Stock on the Nasdaq National Market for the ten trading days immediately preceding the date of the grant.

     Stock Options. A stock option represents a right to purchase a specified number of shares of the Stock during a specified period as determined by the Management Committee. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of the grant, subject to certain exceptions. A stock option may be in the form of an incentive stock option ("ISO") which complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a nonqualified stock option. The price at which shares may be purchased under a stock option shall be paid in full by the holder of the stock option at the time of exercise in cash or pursuant to such other method permitted by the Management Committee, including tendering shares of Stock, third-party exercise transactions or any combination of such methods.

     Stock Awards. A stock award is a grant made or denominated in shares of Stock or units equivalent to shares of Stock. All or part of any stock award may be subject to conditions and restrictions established by the Management Committee and set forth in the applicable award agreement, which may include, but is not limited to, continuous service with the Company or the achievement of performance goals.

     The Management Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Management Committee may establish, including reinvestment in additional shares or share equivalents.

     The aggregate number of shares of Stock which may be transferred to participants under the Plan is 3,500,000, subject to certain adjustments relating to grants pursuant to or accounted for by the 1994 Stock Option Plan. The aggregate number of shares of Stock that may be covered by awards granted to any single individual under the Plan shall not exceed 150,000 shares per fiscal year of the Company. The aggregate number of shares of Stock that may be granted in the form of ISOs shall be 3,500,000 shares. Shares subject to awards under the Plan which expire, terminate or are canceled prior to exercise, or in the case of stock awards, do not vest, shall thereafter be available for the granting of other awards under the Plan.

     In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders or any other change affecting the shares of Stock or share price, the Management Committee may, but is not required to, adjust (i) the aggregate number of shares of Stock issuable under the Plan, (ii) each outstanding award made under the Plan and (iii) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

     Payment of awards may be in the form of cash, shares of Stock, other awards or combinations thereof as the Management Committee shall determine at the time of the grant, and with such restrictions as it may impose. The Management Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where amounts are denominated in share equivalents.

     Awards granted under the Plan shall not be transferable or assignable other than: (i) by will or the laws of descent and distribution, (ii) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16b-3 of the Exchange Act as in effect when the transfer occurs and the Board of Directors does not rescind this provision prior to such transfer, or (iii) pursuant to a domestic relations order (as defined by the Code).

     The Plan may be amended by the Management Committee as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders if such amendment would increase the maximum number of shares (as adjusted pursuant to Plan provisions) issuable under the Plan. The Board of Directors may suspend the Plan or terminate the Plan at any time; provided, that no such action shall adversely affect any outstanding benefit.

     Federal Income Tax Consequences. In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

          1. In the case of an exercise of a nonqualified option, the participant will recognize ordinary income in an amount equal to the difference between the option price and the Fair Market Value of the Stock on the exercise date.

          2. In the case of an exercise of a SAR, the participant will recognize ordinary income on the exercise date in an amount equal to any cash and unrestricted Stock received, at Fair Market Value on the exercise date.

          3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the Stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the Stock is received, rather than when his or her interest in the Stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

          4. In the case of an ISO there is no tax liability at the time of exercise. However, the excess of the Fair Market Value of the Stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

          5. Upon the exercise of a nonqualified option or SAR, the award of stock or the recognition of income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. The company does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to the award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE DIAMOND TECHNOLOGY PARTNERS INCORPORATED 1998 EQUITY INCENTIVE PLAN.

3. CONFIRMATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company recommends a vote for ratification of the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company and its subsidiary to audit the books and accounts for the Company and its subsidiary for the current fiscal year. It is intended that the shares represented by proxies in the enclosed form will be voted for confirmation of KPMG Peat Marwick LLP as the independent auditors, unless contrary instructions are received. It is expected that representatives of KPMG Peat Marwick LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1999.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the Company's next annual meeting must be received at the Company's executive offices on or before April 3, 1999 unless, as presently contemplated, the 1999 annual meeting of shareholders is held earlier than July 3, 1999. If the date of the 1999 annual meeting of shareholders is advanced earlier than July 3, 1999, such proposals will be required to be received a reasonable period of time in advance the Company's solicitation of proxies for that meeting. Such proposals should be submitted by certified mail, return receipt requested, addressed to the Company, 875 North Michigan Avenue, Suite 3000, Chicago, Illinois 60611 Attention:
Secretary.

                            SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, electronic mail, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Class A Common held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

                                 OTHER MATTERS

     The directors know of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                          Christopher J. Moffitt
                                          Secretary

July 10, 1998

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO FILL OUT, DATE AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PLEASE MARK BOXES IN BLUE OR BLACK INK.

1.    Election of Directors.

             WITHHOLD authority
             only for the          WITHHOLD
FOR ALL      nominee(s) which      authority     Nominees are: Melvyn E.
Nominees     name(s) I have        for all       Bergstein,  John D. Loewenberg
             written to the right  nominees
[  ]            [  ]                [ ]                   [  ]

2. To approve the Diamond Technology Partners Incorporated 1998 Equity Incentive Plan.

      FOR               AGAINST                 ABSTAIN
      [ ]                 [ ]                     [ ]


3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors.

      FOR               AGAINST                 ABSTAIN
      [ ]                  [ ]                     [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) thereof.

      THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ABOVE PROPOSALS (INCLUDING ALL DIRECTOR NOMINEES) UNLESS OTHERWISE INDICATED.

      Signatures(s) should be exactly as name or names appearing on this proxy, if shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

                                             Dated:______________________, 1998


                                             __________________________________
                                                Signature(s)


                                             __________________________________
                                                Signature(s)


SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

_______________________________________________________________________________
                             [FOLD AND DETACH HERE]
_______________________________________________________________________________

                   DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                              CLASS A COMMON STOCK

      The undersigned stockholder of Diamond Technology Partners Incorporated (the "Company") hereby appoints Melvyn E. Bergstein and Michael E. Mikolajczyk and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of Class A Common Stock of the Company standing in the name of the undersigned at the close of business on June 19, 1998 at the Annual Meeting of Stockholders to be held at The John Hancock Center, 96th Floor, Gold Coast Room, 875 North Michigan Avenue, Chicago, Illinois, commencing at 3:00 p.m. (CDT) on Monday, August 3, 1998, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.